UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2023

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, Florida 33154

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	ATXI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Offering

On January 27, 2023, Avenue Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Registered Purchase Agreement”) with a single institutional accredited investor, pursuant to which the Company agreed to issue and sell (i) 448,000 shares (the “Shares”) of common stock of the Company, $0.0001 par value per share (“Common Stock”), at a price per Share of $1.55, and (ii) pre-funded warrants (the “Pre-funded Warrants”) to purchase 1,492,299 shares of Common Stock, at a price per Pre-funded Warrant equal to the price per Share, less $0.001 (the “Registered Offering”). The Pre-funded Warrants have an exercise price of $0.001 per share, became exercisable upon issuance and remain exercisable until exercised in full. The Company received approximately $3.0 million in gross proceeds from the Registered Offering, before deducting placement agency fees and estimated offering expenses. The Shares and Pre-funded Warrants were offered and sold pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-261520), which was declared effective by the SEC on December 10, 2021, and the base prospectus and prospectus supplement included therein.

The Registered Offering closed on January 31, 2023. The Company intends to use the net proceeds from the Registered Offering for working capital and other general corporate purposes.

Private Placement

On January 27, 2023, the Company also entered into a Securities Purchase Agreement (the “PIPE Purchase Agreement”) with the same institutional accredited investor for a private placement offering (“Private Placement”) of warrants (the “PIPE Warrants”) to purchase 1,940,299 shares of Common Stock. Pursuant to the PIPE Purchase Agreement, the Company agreed to issue and sell the PIPE Warrants at an offering price of $0.125 per PIPE Warrant to purchase one share of Common Stock. The PIPE Warrants have an exercise price of $1.55 per share (subject to adjustment as set forth in the PIPE Warrants), are exercisable six months after issuance and will expire three years from the date on which the PIPE Warrants become exercisable. The PIPE Warrants contain standard anti-dilution adjustments to the exercise price including for share splits, share dividend, rights offerings and pro rata distributions.

The Private Placement closed on January 31, 2023, concurrently with the Registered Offering. The gross proceeds to the Company from the Private Placement, before deducting placement agent fees and other estimated offering expenses payable by the Company, were approximately $0.24 million. The Company intends to use the net proceeds from the private placement for working capital and other general corporate purposes.

In connection with the PIPE Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investor. Pursuant to the Registration Rights Agreement, the Company will be required to file, on or prior to April 10, 2023 (the “Filing Date”), a resale registration statement (the “Resale Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register the resale of the shares issuable upon exercise of the PIPE Warrants. Pursuant to the Registration Rights Agreement, the Resale Registration Statement must be declared effective by the SEC within 15 days after the Filing Date or 45 days following the Filing Date if the Resale Registration Statement is reviewed by the SEC. The Company will be obligated to pay certain liquidated damages to the investor if the Company fails to file the resale registration statement when required, if the Resale Registration Statement is not declared effective by the SEC when required under the Registration Rights Agreement, or if the Company fails to maintain the effectiveness of the Resale Registration Statement.

Each of the Company’s executive officers, directors and the holders of 10% or more of the Company’s outstanding shares of Common Stock entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which they agreed not to sell or transfer any securities of the Company held by them for a period commencing on January 27, 2023 and ending ninety (90) days after the Effective Date (as defined in PIPE Purchase Agreement), subject to limited exceptions.

Aegis Capital Corp. (“Aegis”) acted as the exclusive placement agent in connection with the Registered Offering and the Private Placement under a Placement Agent Agreement, dated as of January 27, 2023, between the Company and Aegis (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, Aegis was paid a commission equal to 8.0% of the gross proceeds received by the Company in the Registered Offering and the Private Placement. The Company reimbursed Aegis and the investor $75,000 for certain fees and expenses incurred by them, including attorney fees. The Company also agreed to pay a non-accountable expense allowance to Aegis in an amount equal to 1% of the gross proceeds raised in the Registered Offering and the Private Placement and to pay Aegis a warrant solicitation fee of 5% of the gross proceeds from any exercise of the Warrants issued in the Private Placement.

The foregoing descriptions of the Registered Purchase Agreement, the PIPE Purchase Agreement, the Pre-Funded Warrants, the PIPE Warrants, the Registration Rights Agreement, the Lock-Up Agreements and the Placement Agent Agreement are subject to, and qualified in their entirety by, such documents (or forms thereof), which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 under the title “Private Placement” is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the purchaser in the PIPE Purchase Agreement, the offering and sale of the PIPE Warrants is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sales of the PIPE Warrants by the Company in the Private Placement has not been registered under the Securities Act or any state securities laws and the PIPE Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of such securities does not involve a public offering and was made without general solicitation or general advertising. In the PIPE Purchase Agreement, the purchaser represented that it is and on each date on which it exercises any PIPE Warrant will be, either (i) an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, and it is acquiring the PIPE Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the PIPE Warrants in violation of the United States federal securities laws.

Item 8.01	Other Events.

The Company has outstanding warrants to purchase Common Stock of the Company, expiring October 11, 2027. In accordance with certain provisions of those outstanding warrants, the exercise price of those warrants will be reduced from $3.30 to $1.55 per share effective as of the close of business on January 27, 2023.

On January 27, 2023, the Company issued a press release announcing the Private Placement and the Registered Offering. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On January 31, 2023, the Company issued a press release announcing the closing of the Private Placement and the Registered Offering. The full text of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description
5.1	Opinion of McGuireWoods LLP
10.1	Form of Securities Purchase Agreement (Registered Offering), dated January 27, 2023, by and among the Company and the purchaser party thereto
10.2	Form of Securities Purchase Agreement (PIPE), dated January 27, 2023, by and among the Company and the purchaser party thereto
10.3	Form of Pre-Funded Warrant (Registered Offering)
10.4	Form of PIPE Warrant (PIPE)
10.5	Form of Registration Rights Agreement, dated January 27, 2023, by and among the Company and the purchaser party thereto
10.6	Form of Lockup Agreement
10.7	Placement Agent Agreement entered into by and between the Company and Aegis Capital Corp., dated January 27, 2023
23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)
99.1	Press Release, dated January 27, 2023
99.2	Press Release dated January 31, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains predictive or “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: expectations for increases or decreases in expenses; expectations for the clinical and pre-clinical development, manufacturing, regulatory approval, and commercialization of our pharmaceutical product candidate or any other products we may acquire or in-license; our use of clinical research centers and other contractors; expectations for incurring capital expenditures to expand our research and development and manufacturing capabilities; expectations for generating revenue or becoming profitable on a sustained basis; expectations or ability to enter into marketing and other partnership agreements; expectations or ability to enter into product acquisition and in-licensing transactions; expectations or ability to build our own commercial infrastructure to manufacture, market and sell our product candidate; acceptance of our products by doctors, patients or payors; our ability to compete against other companies and research institutions; our ability to secure adequate protection for our intellectual property; our ability to attract and retain key personnel; availability of reimbursement for our products; estimates of the sufficiency of our existing cash and cash equivalents and investments to finance our operating requirements, including expectations regarding the value and liquidity of our investments; the volatility of our stock price; expected losses expectations for future capital requirements; ability to successfully integrate Baergic Bio, Inc. in the Company’s operations; and those risks discussed in our filings which we make with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.
(Registrant)

Date: February 1, 2023
	By:	/s/ David Jin
David Jin
Interim Principal Financial Officer and Chief Operating Officer